UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): May 8, 2006

GRAFTECH INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13888	06-1385548
(State or Other	(Commission File Number)	(I.R.S. Employee
Jurisdiction of Incorporation)		Identification Number)

12900 Snow Road
Parma, Ohio 44130

(Address of Principal Executive Offices, including Zip Code)

        Registrant’s Telephone Number, including Area Code: 216-676-2000

             Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry Into a Material Definitive Agreement
Item 5.02.      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

        On May 8, 2006, Mark Widmar joined GrafTech International Ltd. ("GrafTech" or the "Company") as Chief Financial Officer and Vice President.

        Mr.  Widmar served as Corporate Controller of NCR, Inc.a $6 billion company, from March 2005 to April 2006. Responsibilities included financial planning and analysis, consolidations, internal controls (including Sarbanes-Oxley redesign, testing and compliance), accounting policy and external financial reporting. From November 2002 to March 2005, he was a Business Unit Chief Financial Officer for NCR, with responsibility for setting financial vision and strategy for a $2 billion global business, including research and development, manufacturing, product management, sales and marketing (including establishment of strategic plans, annual operating plans and pricing strategy, as well as competitive benchmarking and analysis). From August 2000 to November 2002, he was employed by Dell, Inc. as a Division Controller. In that position, he was responsible for setting pricing strategies and financial goals for a $4 billion sales segment. From June 1998 to August 2000, Mr. Widmar was a Business Unit Chief Financial Officer for Lucent Technologies Inc., responsible for setting financial vision and strategy for a $2 billion global enterprise. From May 1994 to June 1998, he held various financial and managerial positions with AlliedSignal, Inc. Prior to joining AlliedSignal, from May 1992 to May 1994, Mr. Widmar held various financial and managerial positions with Bristol Myers/Squibb, Inc. He began his career in 1987 as an accountant with Ernst & Young. Mr. Widmar received a Bachelor of Science from Indiana University in 1987 and a Masters of Business Administration from Indiana University in 1992. He has been a certified public accountant in the State of Indiana since 1991.

        On May 8, 2006, the Company and Mr. Widmar entered into an offer letter pursuant to which Mr. Widmar will be entitled to a minimum annual base salary of $325,000, will be eligible to participate in GrafTech’s Incentive Compensation Plan and will receive 75,000 shares of restricted stock under GrafTech’s 2005 Equity Incentive Plan, one-third of which will vest on each of the first, second and third anniversaries of his employment with the Company. Upon Mr. Widmar’s commencement of employment with the Company, he became entitled to a signing bonus of $75,000 and entered into a change of control severance agreement with the Company, with the terms that are the same as those applicable to all of the Company’s named executive officers, as described in the Company’s Proxy Statement for the Annual Meeting of Stockholders dated April 12, 2006. Mr. Widmar will also be eligible to participate in the Company’s relocation and other employee benefit plans, in accordance with their terms.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date: May 8, 2006	By:/s/ Craig S. Shular Craig S. Shular Chief Executive Officer and President